Exhibit 23.2

CERTIFIED PUBLIC ACCOUNTANTS

333 TEXAS STREET, SUITE 1525
SHREVEPORT, LOUISIANA 71101
318-429-1525 PHONE · 318-429-2070 FAX

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated February 20, 2010, on the financial statements of Minden Bancorp, Inc. and Subsidiaries as of December 31, 2009 and 2008, and for each of the years in the two-year period ended December 31, 2009, in the prospectus which is a part of the Registration Statement on Form S-1 of Minden Bancorp, Inc. and a part of the Form AC of Minden Mutual Holding Company and the Application H-(e)1-S of Minden Bancorp, Inc.  We also hereby consent to the reference to our firm under the heading “Experts” in the prospectus of Minden Bancorp, Inc., which is a part of the Registration Statement on Form S-1 of Minden Bancorp, Inc. and a part of the Form AC of Minden Mutual Holding Company and the Application H-(e)1-S of Minden Bancorp, Inc.

Heard, McElroy & Vestal, LLP
September 17, 2010
Shreveport, Louisiana

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